UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 3, 2015

MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 E. Kilbourn Avenue, Milwaukee, Wisconsin		53202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-347-6480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

In 2013, we entered into a quota share reinsurance transaction with a panel of reinsurers. That transaction has been commuted and replaced with a restructured transaction with an effective date of July 1, 2015. We previously disclosed that Fannie Mae and the Office of the Commissioner of Insurance of the State of Wisconsin had each approved the restructured reinsurance transaction and that, although Freddie Mac had not yet approved the restructured transaction, Freddie Mac had not raised material objections. We also disclosed that we expected to receive substantially all of the benefit available under Fannie Mae and Freddie Mac’s Private Mortgage Insurer Eligibility Requirements (PMIERs) for the risk ceded under the restructured reinsurance transaction. Freddie Mac has now approved the restructured reinsurance transaction and it has become effective. We expect to receive full credit under the PMIERs for the risk ceded under the transaction when the PMIERs become effective on December 31, 2015. The GSEs’ approval of our restructured reinsurance transaction is subject to several conditions and the transaction will be reviewed under PMIERs at least annually by the GSEs. In addition, the GSEs may amend the PMIERs at any time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: September 3, 2015	By: \s\ Timothy J. Mattke

Timothy J. Mattke
Executive Vice President and Chief Financial Officer